EXHIBIT 99
NEWS RELEASE
CONTACT ERIC GRAAP
(540) 349-0212 or
egraap@fauquierbank.com
FAUQUIER BANKSHARES, INC. ANNOUNCES 15% INCREASE IN
SECOND QUARTER NET INCOME
     WARRENTON, VA, July 22, 2005 – Fauquier Bankshares, Inc. (NASDAQ SmallCap: FBSS), today reported record second quarter net income of $1,249,000, or $0.35 per diluted share, for the quarter ended June 30, 2005. This compares with $1,084,000, or $0.31 per diluted share, for the second quarter of 2004, an increase of 15.2%. Return on average assets was 1.12% and return on average equity was 15.12% for the second quarter of 2005, compared with 1.07% and 15.04%, respectively, for the second quarter of 2004. The growth in net income was primarily due to a 13.1% rise in net interest income, partially offset by a 7.0% increase in total other expenses.
     For the six months ended June 30, 2005, net income was $2,559,000, or $0.72 per diluted share, compared with $2,154,000, or $0.61 per diluted share for the first six months of 2004, an increase of 18.8%. Return on average assets was 1.16% and return on average equity was 15.77% for the first six months of 2005, compared with 1.08% and 15.01%, respectively, for the first six months of 2004. For the six month period, the growth in net income was primarily due to a 12.3% rise in net interest income, partially offset by a 5.5% increase in total other expenses.
     “We are pleased to report a net income increase of 15% for the second quarter resulting in a 19% improvement for the year-to-date period,” commented Randy Ferrell, President and CEO of Fauquier Bankshares, Inc. “The focus on balance sheet growth strategies across all business lines coupled with expense efficiencies are the primary factors contributing to this level of performance,” Mr. Ferrell continued. “With plans underway for opening a branch office in Haymarket in 2006, we continue to solidify our presence in western Prince William County and, in turn, position the bank for future deposit and retail loan growth from this rapidly growing community. We also see the changing financial needs of the Haymarket community as an opportunity for us to become their primary provider of Wealth Management services.”
     Net interest income increased $560,000 to $4.84 million for the quarter ended June 30, 2005 from $4.28 million for the quarter ended June 30, 2004. The increase in net interest income resulted from a 10.0% increase in total average earning assets from $372.4 million during the second quarter of 2004 to $409.8 million for the second quarter of 2005. Additionally, Fauquier Bankshares’ net interest margin increased to 4.72% for the June 2005 quarter compared with 4.60% for the June 2004 quarter. For the six month period ended June 30, 2005, net interest income increased $1.03 million to $9.40 million.

The net interest margin for the first six months of 2005 was 4.63% compared with 4.57% for the same period in 2004.
     Net loans and total deposits were $352.3 million and $384.9 million, respectively, at June 30, 2005, an increase of 4.3% and 2.7%, respectively, since December 31, 2004, and 11.4% and 7.1% from one year earlier. At June 30, 2005, Fauquier Bankshares’ Wealth Management Services division had approximately $261.8 million in assets under management, a growth of 7.0% from June 30, 2004. Fauquier Bankshares and The Fauquier Bank, its primary subsidiary, have combined assets of $448.0 million and total shareholders’ equity of $33.6 million at June 30, 2005. Non-performing assets were $243,000 or 0.07% of total loans at June 30, 2005, compared with $968,000 or 0.30% of total loans one year earlier. Loan charge-offs, net of recoveries, totaled $82,000 for both the first six months of 2005 and 2004.
     The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail, insurance and wealth management services, through eight banking offices and nine ATM locations throughout Fauquier County and Manassas, Virginia. Additional information may be found by contacting us on the internet at www.fauquierbank.com or by calling: (800) 638-3798.
     This press release may contain “forward-looking statements” as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.
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Fauquier Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

	Unaudited	Audited
	June 30, 2005	December 31, 2004
Assets
Cash and due from banks	$19,784,221	$8,944,590
Interest-bearing deposits in other banks	303,718	112,984
Federal funds sold	294,000	109,000
Securities, at fair value	51,168,361	58,594,905
Loans, net of allowance for loan losses of $4,288,931 in 2005 and $4,060,321 in 2004	352,327,426	337,791,782
Bank premises and equipment, net	8,396,017	8,533,619
Accrued interest receivable	1,483,922	1,507,391
Other assets	14,192,787	13,604,948

Total assets	$447,950,452	$429,199,219

Liabilities
Deposits:
Noninterest-bearing	$89,841,301	$79,222,524
Interest-bearing	295,057,166	295,433,173

Total deposits	$384,898,467	$374,655,697
Federal funds purchased	5,000,000	—
Dividends payable	—	508,887
Federal Home Loan Bank advances	18,000,000	15,000,000
Company-obligated mandatorily redeemable capital securities	4,124,000	4,124,000
Other liabilities	2,299,897	3,019,571
Commitments and contingent liabilities	—	—

Total liabilities	$414,322,364	$397,308,155

Shareholders’ Equity
Common stock, par value, $3.13; authorized 8,000,000 shares; issued and outstanding, 2005, 3,433,408 shares; 2004, 3,392,580 shares	10,770,734	10,618,775
Retained earnings	23,171,698	21,320,223
Accumulated other comprehensive income(loss), net	(314,344)	(47,934)

Total shareholders’ equity	$33,628,088	$31,891,064

Total liabilities and shareholders’ equity	$447,950,452	$429,199,219

Fauquier Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income
(Unaudited)
For the Six Months Ended June 30, 2005 and 2004

	2005	2004
Interest Income
Interest and fees on loans	$11,074,630	$9,590,001
Interest and dividends on securities available for sale:
Taxable interest income	990,477	705,809
Interest income exempt from federal income taxes	26,136	28,791
Dividends	85,499	64,229
Interest on federal funds sold	37,496	20,463
Interest on deposits in other banks	2,830	18,260

Total interest income	12,217,068	10,427,553

Interest Expense
Interest on deposits	2,242,295	1,524,079
Interest on federal funds purchased	26,886	33,802
Interest on Federal Home Loan Bank advances	422,103	407,254
Distribution on capital securities of subsidiary trust	129,600	96,032

Total interest expense	2,820,884	2,061,167

Net interest income	9,396,184	8,366,386
Provision for loan losses	333,750	308,333

Net interest income after provision for loan losses	9,062,434	8,058,053

Other income
Wealth management income	602,368	633,321
Service charges on deposit accounts	1,301,520	1,235,474
Other service charges, commissions and fees	609,419	623,487
Other operating income	16,143	24,317

Total other income	2,529,450	2,516,599

Other Expenses
Salaries and benefits	4,132,226	3,838,583
Net occupancy expense of premises	463,318	427,718
Furniture and equipment	637,128	609,517
Other operating expenses	2,687,654	2,633,460

Total other expenses	7,920,326	7,509,278

Income before income taxes	3,671,558	3,065,374

Income tax expense	1,112,139	911,356

Net Income	$2,559,419	$2,154,018

Earnings per Share, basic	$0.74	$0.65

Earnings per Share, assuming dilution	$0.72	$0.61

Dividends per Share	$0.31	$0.27

Fauquier Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income
(Unaudited)
For the Three Months Ended June 30, 2005 and 2004

	2005	2004
Interest Income
Interest and fees on loans	$5,744,799	$4,865,129
Interest and dividends on securities available for sale:
Taxable interest income	483,732	361,012
Interest income exempt from federal income taxes	13,054	14,343
Dividends	58,768	48,207
Interest on federal funds sold	30,345	20,442
Interest on deposits in other banks	1,309	11,533

Total interest income	6,332,007	5,320,666

Interest Expense
Interest on deposits	1,202,909	792,425
Interest on federal funds purchased	1,456	2,483
Interest on Federal Home Loan Bank advances	218,565	196,374
Distribution on capital securities of subsidiary trust	67,812	47,802

Total interest expense	1,490,742	1,039,084

Net interest income	4,841,265	4,281,582

Provision for loan losses	208,750	154,166

Net interest income after provision for loan losses	4,632,515	4,127,416

Other income
Wealth management income	284,667	308,632
Service charges on deposit accounts	660,395	636,870
Other service charges, commissions and fees	313,802	289,033
Other operating income	8,174	23,587

Total other income	1,267,038	1,258,122

Other Expenses
Salaries and benefits	2,074,304	1,951,551
Net occupancy expense of premises	230,248	215,954
Furniture and equipment	319,841	310,125
Other operating expenses	1,476,442	1,354,505

Total other expenses	4,100,835	3,832,135

Income before income taxes	1,798,718	1,553,403

Income tax expense	549,567	469,322

Net Income	$1,249,151	$1,084,081

Earnings per Share, basic	$0.36	$0.33

Earnings per Share, assuming dilution	$0.35	$0.31

Dividends per Share	$0.16	$0.14

SELECTED FINANCIAL DATA

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
PER SHARE DATA:
Net income per share, basic	$0.36	$0.33	$0.74	$0.65
Net income per share, diluted	0.35	0.31	0.72	0.61
Book value at period end	9.77	8.69	9.77	8.69

PERFORMANCE RATIOS:
Net interest margin (1)	4.72%	4.60%	4.63%	4.57%
Return on average assets	1.12%	1.07%	1.16%	1.08%
Return on average equity	15.12%	15.04%	15.77%	15.01%
Efficiency ratio (2)	66.58%	68.55%	65.85%	68.30%

ASSET QUALITY RATIOS:
Allowance for loan losses to period end loans, net	1.20%	1.19%	1.20%	1.19%
Nonperforming loans to allowance for loan losses	3.03%	25.47%	3.03%	25.47%
Non-performing assets to period end loans and other real estate owned	0.07%	0.30%	0.07%	0.30%
Net charge-offs to average loans	0.03%	0.03%	0.03%	0.03%

CAPITAL RATIOS:
Leverage	8.49%	8.14%	8.49%	8.14%
Risk Based Capital Ratios:
Tier 1 capital	11.37%	10.92%	11.37%	10.92%
Total capital	12.62%	12.17%	12.62%	12.17%

(1)	Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Corporation’s net yield on its earning assets.

(2)	Efficiency ratio is computed by dividing non-interest expense by the sum of fully taxable equivalent net interest income and non-interest income.